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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-174111, 333-168866, 333-87879, 333-70432, 333-130520, and 333-42079 on Form S-8, of our report dated February 28, 2013, relating to the consolidated financial statements and financial statement schedule of Power-One, Inc. and its subsidiaries and the effectiveness of Power-One, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Power-One, Inc. for the year ended December 30, 2012.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
February 28, 2013

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM